UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 13, 2011

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 9, 2011, Blue Dolphin Energy Company (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that the Nasdaq Hearings Panel (the “Panel”) had determined to delist the Company’s common stock as a result of no longer meeting requirements set forth under Nasdaq Marketplace Rule 5550(b), which requires listed securities to maintain a minimum of $2.5 million in stockholders’ equity for continued listing.  The Company’s securities were suspended from trading on The Nasdaq Capital Market effective at the open of trading on Monday, June 13, 2011.  The Company may file an appeal of the Panel’s decision to the Nasdaq Listing and Hearings Review Council.

Item 9.01             Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Blue Dolphin Energy Company Press Release Issued June 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   June 13, 2011

Blue Dolphin Energy Company

/s/ T. SCOTT HOWARD
T. Scott Howard Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit	Description of Exhibit

99.1	Blue Dolphin Energy Company Press Release Issued June 10, 2011.